Exhibit 99.1

              FOCUS Enhancements Reports First Quarter 2004 Results

CAMPBELL, CA. - May 11, 2004 - FOCUS Enhancements, Inc. (NASDAQ SC: FCSE), a worldwide leader in video production and conversion technology, today announced financial results for its first quarter ended March 31, 2004.

Exceeding company revenue guidance, during the first quarter, FOCUS Enhancements recorded $4.1 million in revenue, unchanged compared to the first quarter of 2003. Operating expenses were $2.9 million compared to $2.6 million for the comparable 2003 period. The increase in operating expenses reflects the company's investment in Direct To Edit(TM) (DTE) and Ultra Wideband (UWB) technologies, as well as operating expenses from COMO Computer & Motion GmbH
(COMO), acquired on February 27th. Net loss for the quarter was $1.6 million, or $0.04 per share, versus a net loss of $1.0 million, or $0.03 per share, in the same quarter of 2003.

Brett Moyer, president and chief executive officer of FOCUS Enhancements, commented, "During the first quarter we focused on executing our strategic plan. We announced two acquisitions that will enable us to extend the reach of our Systems Business creating a `glass-to-glass' video strategy with a fully integrated digital media workflow line. In addition, we continued the expansion of the FireStore product line - our efforts were rewarded with a strong customer response to new products demonstrated at the National Association of Broadcasters (NAB) trade show in April."

"For the quarter, we exceeded the high end of our revenue guidance and met our earnings per share projections," stated Gary Williams, chief financial officer of FOCUS Enhancements. "Also during the quarter, the company's balance sheet was significantly improved with the reduction of total debt to less than $1.0 million. We continue to keep a tight rein on all of our expenses and closed the quarter with $2.7 million in cash. In April, we added approximately $5.2 million to our cash balance via a private placement, which was previously announced. We anticipate our improved financial condition will assist the ongoing partner negotiations relating to our UWB strategy."

Moyer added, "The recent financing enabled us to increase engineering resources for our UWB initiative and strengthen our position with prospective technology partners. We expect to continue to demonstrate our UWB capabilities and secure a partner for the UWB initiative this summer."

Recent Highlights
-----------------

Systems Business:
     o In January, entered into a definitive agreement to acquire digital video systems, media servers and devices from Visual Circuits Corporation (VCC). VCC shareholders will vote on the acquisition at a special meeting on May 28, 2004. Closing is expected shortly thereafter.
     o On February 27, 2004, acquired COMO, a German company specializing in video content management and processing solutions. The acquisition provides FOCUS Enhancements with a European office and expands the product suite.
     o In April, announced, launched and demonstrated product enhancements and line expansions at NAB in Las Vegas, including:
          o FireStore FS-M Standard Definition MPEG Recorder created to extend FireStore functionality to include MPEG-2 recording, play-out and timeshift recording, enabling simultaneous record and playback functions.
          o HDV Format compatibility for the HDV camera standard recently established by the HDV forum. FOCUS Enhancements showcased HDV support by recording and playing 720p and 1080i MPEG-2 streams on the FireStore platform. The company will also support a JVC HD Camera and other future HDV format compatible cameras.
          o FireStore FS-3 Media Exchange Format (MXF) file transfer capability enabling the open industry and platform-independent MXF format into future FireStore products for compatibility with non-linear edit (NLE) manufacturers.
          o 24p QuickTime and 24p AVI Type 2 DTE formats integrated into FireStore, enabling camcorder users to access DTE Technology within native 24p NLE applications.
          o FireStore DR-DV5000 and FS-3 Beta Software developed to support Pinnacle's Liquid Edition DV editing products and Vortex News solutions.
     o In March, shipped initial order of FireStore FS-2 Studio DTE Recorders (FS-2) to TV Asahi in Tokyo, Japan, complementing its main high-definition videotape recorders. The FS-2 can accept down converted standard definition SDI signals and record to disk in native NLE file formats using FOCUS Enhancements' proprietary DTE technology.

Semiconductor Business:
     o Welcomed 20-year semiconductor design veteran Tommy Eng, vice chairman and founder of Tera Systems, to the Board of Directors.
     o Co-announced the formation of the Multiband OFDM Alliance Special Interest Group to establish industry standards regarding UWB semiconductor chips.
     o Received 26 new semiconductor design starts and 16 design wins for the first quarter of 2004 compared to 18 design starts and four design wins in the first quarter of 2003.

Corporate:
     o Subsequent to quarter end, raised approximately $5.2 million in net proceeds to increase engineering resources dedicated to UWB development and to strengthen the company's negotiating position with potential manufacturing and vendor partners.
     o Converted approximately $4.5 million in principal and accrued interest owed to Carl Berg, a director, into approximately 2,173,000 shares of common and 1,257 shares of preferred stock, significantly reducing the company's debt obligations.

Moyer concluded, "We anticipate revenue for the second quarter will range between $4.7 million and $5.2 million, and we reiterate full-year 2004 revenue range between $23 million and $26 million. We anticipate a loss in the second quarter between $0.03 and $0.04 per share, excluding any charges associated with the acquisition of VCC. We expect the VCC acquisition to close as soon as practicable following the May 28, 2004 special meeting of VCC shareholders at which time they will be asked to approve the transaction."

Investor Conference Call

The company will host a shareholder conference call to discuss the first quarter 2004 results on Tuesday, May 11, 2004 at 1:30 pm PST after which management will host a question and answer session. The conference call will be broadcast live over the Internet at www.focusinfo.com, and the webcast will be available through June 11, 2004. If you do not have Internet access, the telephone dial-in number is 706-634-0182 for domestic and international participants. Please dial in five to ten minutes prior to the beginning of the call at 1:30 p.m. PST (4:30 p.m., EST). A telephone replay will be available through May 13, 2004. Dial 706-645-9291, and enter access code 7137752.

About FOCUS Enhancements, Inc.
------------------------------
FOCUS Enhancements, Inc. (NASDAQ SC: FCSE) is a leading designer of world-class solutions in advanced, proprietary video technology. Headquartered in Campbell, CA, FOCUS Enhancements designs, develops, and markets video solutions in two distinct markets: advanced proprietary video conversion integrated circuits
(ICs) and affordable, high quality, digital-video conversion and video production equipment. Semiconductor IC products include designs for PCs, game cards, internet, set-top boxes, Internet appliances, and interactive TV applications, and they are sold directly to original equipment manufacturers
(OEMs). FOCUS Enhancements' complete line of video presentation and video production devices are sold globally through resellers and distributors to the broadcast, education, cable, business, industrial, presentation, Internet, gaming, home video production and home theater markets. More information on FOCUS Enhancements may be obtained from the company's SEC filings, or by visiting the FOCUS Enhancements home page at http://www.FOCUSinfo.com.

Safe Harbor Statement
---------------------
Statements   about   future   results   and   other   expectations    constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. A number of factors in addition to those discussed herein could cause actual results to differ materially from expectations. Demand for FOCUS Enhancements' products, which impacts revenue and the gross margin percentage, is affected by business and economic conditions and changes in customer order patterns. Any projections are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of FOCUS Enhancements. Important assumptions and other important factors, including risk factors, which could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Form 10-K for the year ended December 31, 2003 and other filings with the SEC. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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

                                                      FOCUS Enhancements, Inc.
                                                     Consolidated Balance Sheets
                                                  (In thousands, except share data)
                                                             (Unaudited)


                                                                                                        March 31,       December 31,
                                                                                                           2004              2003
                                                                                                        --------           --------
                                   Assets

Current assets:
  Cash and cash equivalents                                                                             $  2,701           $  3,731
  Accounts receivable, net of allowances of $345 and $384                                                  1,659              2,385
  Inventories                                                                                              3,206              3,493
  Prepaid expenses and other current assets                                                                  305                368
                                                                                                        --------           --------
      Total current assets                                                                                 7,871              9,977

Long-term assets:
  Property and equipment, net                                                                                182                146
  Other assets                                                                                               246                151
  Intangible assets, net                                                                                   1,362                635
  Goodwill                                                                                                 5,854              5,191
                                                                                                        --------           --------
      Total long-term assets                                                                               7,644              6,123

                                                                                                        --------           --------
                                                                                                        $ 15,515           $ 16,100
                                                                                                        ========           ========

                    Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                                                                      $  1,930           $  2,292
  Accrued liabilities                                                                                      1,499              1,989
  Borrowings under line-of-credit                                                                            453               --
  Current portion of long-term debt                                                                          282               --
                                                                                                        --------           --------
      Total current liabilities                                                                            4,164              4,281

Long-term liabilities:
  Convertible promissory notes payable to shareholder                                                       --                3,867
  Long-term debt, net of current portion                                                                     196               --
                                                                                                        --------           --------
      Total long-term liabilities                                                                            196              3,867

Stockholders' equity:
  Preferred stock, $0.01 par value; authorized 3,000,000 shares; 3,161 and
     1,904 shares issued at March 31, 2004 and December 31, 2003,
     respectively (aggregate liquidation preference $3,917)                                                 --                 --
  Common stock, $0.01 par value; 100,000,000 shares authorized, 45,876,274 and 42,800,240 shares issued at March 31, 2004 and December 31, 2003,
     respectively                                                                                            459                428
  Additional paid-in capital                                                                              77,154             71,295
  Accumulated deficit                                                                                    (64,610)           (63,021)
  Cumulative foreign currency translation adjustments                                                         (1)              --
  Notes receivable from related parties                                                                   (1,097)              --
  Treasury stock at cost, 497,500 shares at March 31, 2004 and
    December 31, 2003, respectively                                                                         (750)              (750)
                                                                                                        --------           --------
      Total stockholders' equity                                                                          11,155              7,952

                                                                                                        --------           --------
                                                                                                        $ 15,515           $ 16,100
                                                                                                        ========           ========

                            FOCUS Enhancements, Inc.
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)


                                                     Three Months Ended
                                            ------------------------------------
                                            March 31, 2004        March 31, 2003
                                            --------------        --------------

Net revenue                                    $  4,094             $  4,090
Cost of revenue                                   2,762                2,403
                                               --------             --------
  Gross margin                                    1,332                1,687

Operating expenses:
  Sales, marketing and support                    1,054                  998
  General and administrative                        557                  376
  Research and development                        1,106                1,057
  Amortization of intangible assets                 164                  172
                                               --------             --------
                                                  2,881                2,603
                                               --------             --------
    Loss from operations                         (1,549)                (916)
  Interest expense, net                             (46)                 (51)
  Other net income                                    6                 --
                                               --------             --------
    Loss before income taxes                     (1,589)                (967)
  Income tax expense                               --                      2
                                               --------             --------
    Net loss                                   $ (1,589)            $   (969)
                                               --------             --------


Net loss per share
   Basic and diluted                           $  (0.04)            $  (0.03)

Weighted average common and common
  equivalent shares
   Basic and diluted                             42,905               37,108



Agency Contact:
Lillian Armstrong/ Kirsten Chapman/Brendan Lahiff
Lippert/Heilshorn & Associates
(415) 433-3777


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